Conformed Copy

LETTERHEAD OF PERNOD RICARD

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned hereby constitutes and appoints Patrick Ricard, Pierre Pringuet, Emmanuel Babeau, and Ian Fitzsimons, and each of them, with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-6 for the purpose of filing a post-effective amendment to the current Registration Statement on Form F-6, and any and all amendments (including post effective amendments) and supplements to such Registration Statements and to each Registration Statement amended thereby, and to file the same, with all exhibits thereto and other documents in connection therewith with the U.S. Securities and Exchange Commission , and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Executed in Paris, France on February 8, 2006.

Signature	Title
/s/ Patrick Ricard____________ Patrick Ricard	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Pierre Pringuet___________ Pierre Pringuet	Deputy Chief Executive Officer and Director
/s/ Emmanuel Babeau _______ Emmanuel Babeau	Chief Financial Officer (Principal Financial Officer)
/s/ Régis Souillet ___________ Régis Souillet	Principal Accounting Officer
/s/ Richard Burrows_________ Richard Burrows	Director
/s/ François Gérard__________ François Gérard	Director
/s/ Rafael Gonzalez-Gallarza__ Rafael Gonzalez-Gallarza	Director
/s/ Françoise Hémard________ Françoise Hémard	Director
/s/ Danièle Ricard __________ Danièle Ricard	Director
Société Paul Ricard	Director
By: /s/ Béatrice Baudinet_______ Béatrice Baudinet	Permanent Representative
/s/ Jean-Dominique Comolli___ Jean-Dominique Comolli	Director
/s/ Lord Douro______________ Lord Douro	Director
/s/ Didier Pineau-Valencienne__ Didier Pineau-Valencienne	Director
/s/ Gérard Théry_____________ Gérard Théry	Director
/s/ Alain Barbet______________ Alain Barbet	Authorized Representative in the United States

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